United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  December 28, 2010

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

On December 28, 2010, Lannett Company, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the underwriters have exercised in full their over-allotment option and purchased an additional 750,000 shares of common stock of the Company in connection with the Company’s previously disclosed registered public offering that closed on December 17, 2010. The public offering price of the shares sold in the offering was $5.00 per share. The exercise of the over-allotment option brings the total number of shares sold by the Company in this registered public offering to 3,250,000 and the total gross proceeds to the Company to $16.25 million. The aggregate net proceeds received by the Company totaled approximately $14.95 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                              Exhibits

99.1                                        December 28, 2010 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc. (Registrant)

	By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer
Dated: December 29, 2010

EXHIBIT INDEX

Exhibit:	Description

99.1	December 28, 2010 Press Release